EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated August 10, 2004, with respect to the consolidated financial statements and schedule of Matrix Service Company included in the Annual Report (Form 10-K) for the year ended May 31, 2004, in the following registration statements.

Matrix Service Company 1990 Incentive Stock Option Plan	Form S-8	File No. 33-36081

Matrix Service Company 1991 Stock Option Plan, as amended	Form S-8	File No. 333-56945

Matrix Service Company 1995 Nonemployee Directors’ Stock Option Plan	Form S-8	File No. 333-02771

Ernst & Young LLP

Tulsa, Oklahoma

August 10, 2004